UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 24, 2012

O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-170173	27-3648243
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 San Joaquin Plaza, Suite 160

Newport Beach, California 92660

(Address of principal executive offices)

(949) 718-9898

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Agreement.

The information reported in Item 2.01 and Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 27, 2012, O’Donnell Strategic Industrial REIT, Inc. (the “Company”), through OD WM North Carolina, LLC (“ODWM”), a wholly-owned subsidiary of O’Donnell Strategic Industrial REIT Operating Partnership, LP, the Company’s operating partnership (the “Operating Partnership”), entered into an agreement with O’Donnell Acquisitions, LLC, an affiliated entity of the Company, as the assignor, to assume all of the assignor’s rights, title and interest in an Agreement of Purchase and Sale and Joint Escrow Instructions, dated October 17, 2012 (the “Purchase Agreement”), with 280 Business Park Realty, Ltd, as the seller, which is not affiliated with the Company, its advisor or affiliates, for the purchase of 100% of the seller’s interest in an industrial building, located in Winston-Salem, North Carolina (the “Winston-Salem Property”). The Purchase Agreement provides for a purchase price of $4,460,000, plus closing costs. On December 27, 2012, ODWM completed the acquisition of the Winston-Salem Property. The acquisition was funded by net proceeds from the Company’s ongoing initial public offering and debt.

In connection with the acquisition, the Company will pay an acquisition fee of approximately $89,200, or 2.0% of the purchase price, to its advisor. An affiliate of the Company’s advisor has been retained to manage, operate, lease and supervise the overall maintenance of the Winston-Salem Property and will receive a property management fee of 3.0% of the monthly revenue derived from the Winston-Salem Property. The Company believes the Winston-Salem Property is adequately insured.

The Winston-Salem Property was constructed in 2001 with 84,119 square feet. The current tenant is WM Recycle America, LLC (the “Tenant”), which is a wholly-owned subsidiary of Waste Management, Inc., which will guaranty the lease. The Company believes the Tenant is creditworthy based on its historical revenue and cash flow streams. All of the operations at the Winston-Salem Property and the principal nature of business of the Tenant are related to recycling services.

The following table shows, as of December 31, 2012, the current effective annual rental income, lease expiration and renewal options for the Tenant of the Winston-Salem Property:

	Square Feet	Current Annual Base Rent(2)	Base Rent per Square Foot	Lease Term		Renewal Options(3)
Tenant				Beginning	Ending
WM Recycle America, LLC(1)	84,119	$307,875	$3.66	January 1, 2012	December 31, 2022	2/5 yr.

(1)	The Tenant entered into a net lease pursuant to which the Tenant is required to pay all operating expenses of the building.
(2)	Rent increases every year by an average of 2.75% of the then current annual base rent over the life of the lease.
(3)	Represents option renewal period / term of each option.

In evaluating the Winston-Salem Property as a potential acquisition and determining the appropriate amount of consideration to be paid for such acquisition, a variety of factors were considered, including the property condition and environmental reports, physical condition and curb appeal, age, location, including visibility and access, tenant creditworthiness, the operator of the facility, lease terms, including rent, rent increases, length of lease term, specific tenant and landlord responsibilities, expansion, termination, purchase options, exclusive and permitted use provisions, assignment, sublease and co-tenancy provisions, local market conditions, demographics and population growth patterns, neighboring properties, the potential for new property construction in the area and whether there were any anticipated required capital improvements.

For 2011, the real estate taxes on the Winston-Salem Property were approximately $45,000. For federal income tax purposes, the Company estimates that the depreciable basis in the Winston-Salem Property will be approximately $4,460,000. For federal income tax purposes, the Company depreciates personal property and buildings based upon an estimated useful life of 10 and 40 years, respectively.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Loan in Connection with Winston-Salem Property

In connection with the acquisition of the Winston-Salem Property, on December 27, 2012, the Company, through ODWM, entered into a loan agreement with Fifth Third Bank in the principal amount of $2,899,000 (the “Winston-Salem Loan”). The Winston-Salem Loan is secured by the Winston-Salem Property and is guaranteed by the Company and the Operating Partnership, and is evidenced by a promissory note, a deed of trust, an assignment of leases and rents and an environmental indemnity agreement. The material terms of the Winston-Salem Loan provide for the following: (i) a maturity date of December 31, 2014, which may be extended to December 31, 2015 as set forth in the loan agreement; (ii) an annual interest rate equal to the greater of (A) (x) the prime rate plus 0.50% or (y) the federal funds rate plus 0.50% (the higher of such rates being the “Base Rate”) or (B) LIBOR plus 4.25% (subject to certain reductions described below); and (iii) a default interest rate equal to 5.0% plus the Base Rate. The portion of the Winston-Salem Loan bearing interest at the Base Rate may be prepaid in whole or in part without any penalty or premium at any time. The portion of the Winston-Salem Loan bearing interest at the LIBOR Rate may be prepaid only under certain limited conditions, as set forth in the promissory note. In addition, the principal amount due under the Winston-Salem Loan must be paid down to $2,230,000 by March 21, 2013, at which time the interest rate on any portion of the Winston-Salem Loan bearing interest at the LIBOR Rate will be reduced to LIBOR plus 3.25%.

Loan in Connection with Florida Property

As previously disclosed in a Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 18, 2012, the Company, through OD Flowers Tampa, LLC (“OD Flower”), a wholly owned subsidiary of the Operating Partnership, completed the acquisition of 100% of the interest in a 12,160 square foot build-to-suit industrial facility, located in Tampa, Florida (the “Florida Property”) for a purchase price of $1,684,067, plus closing costs. In connection with the Florida Property, on December 24, 2012, the Company, through OD Flowers, entered into a loan agreement with USAMERIBANK in the principal amount of $1,000,000 (the “Florida Loan”). The Florida Loan is secured by the Florida Property and guaranteed by the Company, and is evidenced by a promissory note, a mortgage agreement, an assignment of rents agreement, and a security agreement. The material terms of the Florida Loan provide for the following: (i) a maturity date of December 24, 2017; (ii) a floating annual interest rate equal to the prime rate as published in the Wall Street Journal with a floor of 4.15%; and (iii) a default interest rate equal to 18.0%. The Florida Loan may be prepaid without penalty prior to its maturity date. In addition, the principal amount due under the Florida Loan must be paid down to $842,000 by March 24, 2013.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements.

It is not practical to provide the financial statements at this time. Such financial statements, to the extent required, will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Form 8-K.

(b) Pro Forma Financial Information.

See paragraph (a) above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O’Donnell Strategic Industrial REIT, Inc.

Date: December 28, 2012	By:	/s/ Christopher S. Cameron
	Name:	Christopher S. Cameron
	Title:	Chief Financial Officer, Treasurer and Secretary